SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2002

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On November 6, 2002, United Bancshares, Inc. issued the following press release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $426 million, today announced the departure of Daniel W. Schutt, the President of the Union Bank Company, a valued management member and a member of the Board of Directors of United Bancshares, Inc. and the Union Bank Company.   Mr. Schutt has accepted a senior position with another financial institution. United Bancshares, Inc. and the Union Bank Company extends their sincere appreciation to Mr. Schutt for the service he has provided our communities and wish him the best in his new endeavor.

United Bancshares, Inc. is the parent company of The Union Bank Company, The Bank of Leipsic Company, The Citizens Bank of Delphos, and BancServices United, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: November 6, 2002	By: /s/ E. Eugene Lehman
E. Eugene Lehman CEO